Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report on Jefferson Pilot Financial Insurance Company and Subsidiaries dated August 1, 2000, in Post-Effective Amendment No. 1 (Form N-4, No. 333-94539) under the Securities Act of 1933 and Amendment No. 4 (Form N-4, No. 811-09779) under the Investment Company Act of 1940 and related Statement of Additional Information of The Pilot Classic Variable Annuity issued by Jefferson Pilot Financial Insurance Company.

/s/ ERNST & YOUNG LLP
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Greensboro, North Carolina
August 1, 2000
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                       Consent of Independent Accountants


The Board of Directors
Jefferson Pilot Financial Insurance Company


We consent to the inclusion of our report dated June 16, 2000, with respect to the consolidated balance sheets of Guarantee Life Companies, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
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Omaha, Nebraska
August 1, 2000